EXHIBIT 99.1


                   HOUSEHOLD INTERNATIONAL, INC. AND SUBSIDIARIES

                    DEBT AND PREFERRED STOCK SECURITIES RATINGS


                                      Standard        Moody's
                                      & Poor's      Investors
                                   Corporation        Service     Fitch, Inc.
----------------------------------------------- -------------- ---------------
At June 30, 2001
----------------------------------------------- -------------- ---------------
Household International, Inc.
     Senior debt                             A             A3               A
     Commercial paper                      A-1            P-2             F-1
     Preferred stock                      BBB+           baa1              A-

Household Finance Corporation
     Senior debt                             A             A2              A+
     Senior subordinated debt               A-             A3               A
     Commercial paper                      A-1            P-1             F-1

Household Bank, f.s.b.
     Senior debt                             A             A2               A
     Subordinated debt                      A-             A3              A-
     Certificates of deposit
         (long/short-term)               A/A-1         A2/P-1           A/F-1
     Thrift notes                          A-1            P-1             F-1

Household Bank plc
     Senior debt                             A             A2              A+
     Commercial paper                      A-1            P-1              NR
----------------------------------------------- -------------- ---------------

NR - Not rated








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